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Investor Contact: Thom Mocarsky
Arbitron Inc.
410-312-8239
thom.mocarsky@arbitron.com

Press Contact: Kim Myers
Arbitron Inc.
410-312-8500
kim.myers@arbitron.com

FOR IMMEDIATE RELEASE

Sean Creamer Named Chief Operating Officer, Arbitron Inc.
New position to oversee company’s day-to-day operations and execute growth strategies

COLUMBIA, MD; August 11, 2011 – Arbitron Inc. (NYSE: ARB) announced today that Sean R. Creamer has been named to the newly created position of Executive Vice President, Chief Operating Officer. Most recently, Mr. Creamer served as Executive Vice President, U.S. Media Services.

In this expanded role, Creamer assumes overall operational and financial responsibility for Arbitron’s core businesses, and is charged with executing the Company’s cross-platform, digital and mobile growth strategies in the United States and in international markets. In addition to his current leadership of the Company’s product and operations organizations, he adds oversight for the Arbitron research, information technology, engineering, sales and marketing groups.

Sean will continue to report to Arbitron President and Chief Executive Officer, William T. Kerr.

“Sean has consistently demonstrated a high level of executive acumen, a strong customer focus and a broad business perspective that makes this expanded role a logical next step as we continue to evolve our senior management team,” said Mr. Kerr. “This promotion acknowledges Sean’s abilities and significant contributions to date, and, I believe, also positions the Company extremely well for its future leadership needs.”

“The Board has enthusiastically endorsed Sean as Arbitron’s chief operating officer,” said Philip Guarascio, Chairman of Arbitron’s Board of Directors. “We are counting on Sean to deliver on the financial and operational goals that Bill has established for the company as we continue to develop the long-term top management structure.”

In June 2010, Sean Creamer was named Executive Vice President, U.S. Media Services, responsible for the Company’s radio and cross-platform services and operations.

Sean Creamer joined Arbitron in August 2005 as Executive Vice President, Finance and Planning. In November 2005, he was named Chief Financial Officer and maintained that responsibility through March 2011. Immediately prior to joining Arbitron, Mr. Creamer was Senior Vice President and Chief Financial Officer of Laureate Education, Inc. During his nine-year tenure with Laureate, Sean was responsible for financial planning and analysis, accounting, budgeting, investor relations, real estate, risk management, tax and treasury functions.

Previously, Sean held a number of financial positions of increasing responsibility at Mobil Corporation and Price Waterhouse.

Sean received a B.S. in Accounting from St. Joseph’s University in Philadelphia and an M.S. in Taxation from Georgetown University.

About Arbitron

Arbitron Inc. (NYSE: ARB) is an international media and marketing research firm serving the media–radio, television, cable and out-of-home; the mobile industry as well as advertising agencies and advertisers around the world. Arbitron’s businesses include: measuring network and local market radio audiences across the United States; surveying the retail, media and product patterns of U.S. consumers; providing mobile audience measurement and analytics in the United States, Europe, Asia and Australia, and developing application software used for analyzing media audience and marketing information data.

The Company has developed the Portable People Meter ™ (PPMTM) and the PPM 360™, new technologies for media and marketing research.

Portable People Meter™, PPM™ and PPM 360™ are marks of Arbitron Inc.

Statements in this release that are not strictly historical, including the statements regarding expectations for 2011 and any other statements regarding events or developments that we believe or anticipate will or may occur in the future, may be “forward-looking” statements. There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements. These factors include, among other things, our ability to successfully integrate acquired operations, diversions of management resources, expenses incurred in financing the acquisition, differing levels of management and internal control effectiveness at the acquired entity, other unanticipated problems and liabilities, changes in the market, potential downturns in economic conditions, foreign exchange fluctuations, competition, our ability to develop and successfully market new products and technologies, the growth rates and cyclicality of markets we serve, our ability to expand our business in new markets, litigation and other contingent liabilities including intellectual property matters, our compliance with applicable laws and regulations and changes in applicable laws and regulations, our ability to achieve projected efficiencies, cost reductions, sales growth and earnings, and other international economic, political, legal and business factors. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our 2010 Annual Report on Form 10-K. These forward-looking statements speak only as of the date of this release and the Company does not assume any obligation to update any forward-looking statement.